UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

Commission File Number 000-55089

AUTO PARTS 4LESS GROUP, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	90-1494749
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

106 W. Mayflower, North Las Vegas, NV 89030

(Address of principal executive offices)

(702) 267-6100

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2024, Auto Parts 4 Less Group, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Salzano Agreement”) with Sergio and Cheryl Salzano Family Trust (“Salzano”). Pursuant to the Salzano Agreement, the Company issued a total of 64,590,000 shares of common stock in exchange for a total of $645,900 of indebtedness owed to Salzano by the Company, which was, at the closing of the Salzano Agreement, deemed for all corporate purposes to have been cancelled. It is expected that the Company will, in its Quarterly Report on Form 10-Q for the period ended March 31, 2024, report a gain on cancellation of indebtedness of approximately $645,900.

On March 7, 2024, the Company entered into an Exchange Agreement (the “NIM Agreement”) with North Industrial Machine, LLC (“NIM”). Pursuant to the NIM Agreement, the Company issued a total of 54,997,800 shares of common stock in exchange for a total of $549,978 of indebtedness owed to NIM by the Company, which was, at the closing of the NIM Agreement, deemed for all corporate purposes to have been cancelled. It is expected that the Company will, in its Quarterly Report on Form 10-Q for the period ended March 31, 2024, report a gain on cancellation of indebtedness of approximately $549,978.

The foregoing descriptions of the Salzano Agreement and the NIM Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Salzano Agreement and the NIM Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuances and sales of shares of Company common stock pursuant to the Salzano Agreement and the NIM Agreement were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to two investors, the lack of any general solicitation or advertising in connection with such issuance, the respective representations of the Salzano and NIM to the Company that, among others, each was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that each was purchasing the securities for its own account and without a view to distribute such securities.

Item 7.01 Regulation FD Disclosure.

On March 11, 2024, the Company issued a press release announcing a successful debt conversion to strengthen its balance sheet. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The furnishing of the press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Exchange Agreement between the Company and Sergio and Cheryl Salzano Family Trust
10.2*	Exchange Agreement between the Company and North Industrial Machine, LLC
99.1*	Press release dated March 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

_______

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Auto Parts 4Less Group, Inc.

Date: March 11, 2024	By:	/s/ Christopher Davenport
Christopher Davenport, Chief Executive Officer